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                                                             EXHIBITS 5 and 23.1


                                January 21, 2003



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

                  RE:      ORIENTAL FINANCIAL GROUP INC.
                           REGISTRATION STATEMENT ON FORM S-8/ORIENTAL GROUP CODA PROFIT SHARING PLAN

Ladies and Gentlemen:

         We are counsel to Oriental Financial Group Inc., a Puerto Rico corporation with principal offices in San Juan, Puerto Rico (the "Company"), in connection with the filing by the Company of its Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), and the rules and regulations promulgated thereunder by the Securities and Exchange Commission (the "Rules and Regulations"). The Registration Statement relates to 1,000,000 shares of the Company's common stock, par value $1.00 per share, that may be offered by the Company under the Oriental Group CODA Profit Sharing Plan (the "Plan").

         This opinion is based upon facts and conditions presently known to us and laws and regulations presently in effect, and is being delivered to you pursuant to Item 601(b)(5)(ii)(A) of Regulation S-K under the Act as required by
Item 8 of the Registration Statement.

         As counsel to the Company and in rendering this opinion, we have examined such documentation as we have deemed necessary or appropriate to provide a basis for the opinion set forth below. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted


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Securities and Exchange Commission
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January 21, 2003


to us as certified or reproduced copies of originals, and the taking of all appropriate or required corporate action in relation with the Plan.

         On the basis of the foregoing, we are of the opinion that the provisions of the written documents constituting the Plan are in compliance with the requirements of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), pertaining to such provisions.

         The opinion set forth herein is limited to matters governed by the federal laws of the United States of America. This opinion is being furnished to you solely for your benefit in connection with the filing of the Registration Statement pursuant to the Act and the Rules and Regulations, and is not to be used, circulated, quoted, relied upon or otherwise referred to for any other purpose without our prior written consent.

         We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement. This consent is not to be construed as an admission that we are within the category of persons whose consent is required under Section 7(a) of the Act or the Rules and Regulations.


                                                 Very truly yours,

                                                 /s/ McConnell Valdes